UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

PLAYAGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 S. Edmond St., Suite #300
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, following the closing of the previously disclosed secondary public offering by an entity managed by affiliates of Apollo Global Management, Inc., David Sambur and Daniel Cohen resigned from the Board of Directors (the “Board”) of PlayAGS, Inc. (the “Company”), effective immediately.  Mr. Sambur and Mr. Cohen were nominated pursuant to the Stockholders Agreement, by and among the Company, Apollo Gaming Holdings, L.P. and AP Gaming VoteCo, LLC, dated January 29, 2018.  The departures of Mr. Sambur and Mr. Cohen were not due to any disagreement with the Board or the Company’s management or any matter relating to the Company’s operations, policies or practices. Following Mr. Sambur’s and Mr. Cohen’s resignations, the Board currently consists of six directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2022

PLAYAGS, INC.

By:	/s/ Kimo Akiona
Name:	Kimo Akiona
Title:	Chief Financial Officer